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                                                                  EXHIBIT 23(B)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Wells Fargo & Company:

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-79493 on Form S-3 ("the Registration Statement") of Wells Fargo & Company ("the Company"), relating to the registration of various debt and equity securities, and the Post-Effective Amendments to Registration Statement Nos. 33-61045 and 33-50435 and the related prospectus, of our report, dated January 19, 1999, relating to the consolidated balance sheet of Wells Fargo & Company and Subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1998, which report is incorporated by reference in the Company's December 31, 1998 Annual Report on Form 10-K, and to the reference to our firm under the heading "Experts" in the prospectus included in the Registration Statement.

                                                /s/ KPMG LLP

San Francisco, California

June 11, 1999